UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 31, 2006


                          Scores Holding Company, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

             Utah                     000-16665                87-0426358
             ----                     ---------                ----------
(State or Other Jurisdiction   (Commission File Number)   (IRS Employer
      of Incorporation)                                    Identification No.)


                    533-535 West 27th St., New York, NY    10001
                   ------------------------------------    -----
               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 868-4900
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events

      On March 31, 2006, Richard K. Goldring, president, chief executive and financial officer, and principal shareholder of Scores Holding Company Inc. (the "Company"), entered a plea of guilty to one count of Offering a False Instrument for Filing in the First Degree pursuant to a plea agreement (the "Agreement") with the District Attorney of the County of New York (the "DA"). In the event that within one year of the date of the entry of the guilty plea, Mr. Goldring resigns from all "control management positions" he holds in publicly traded companies, including the Company, and divests himself of all "control ownership positions" in publicly traded companies including the Company, and satisfies other conditions, the DA will recommend a sentence of probation. The plea agreement resolves the DA's investigation against Mr. Goldring and the Company. No charges were brought against the Company.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Scores Holdings Company, Inc.


Dated:  April 6, 2006                        By:  /s/ Richard Goldring
                                                  --------------------
                                                  Name:  Richard Goldring
                                                  Title:  President